Exhibit 5.1

[KIRTON MCCONKIE LETTERHEAD]

July 13, 2015

Board of Directors

EVANS BREWING COMPANY INC.

3815 S. Main St

Santa Ana, CA 92707

Re: Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to Evans Brewing Company Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 of the Company (as amended, the “Registration Statement”), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 30, 2015, under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of up to 4,448,624 shares of Common Stock, $0.0001 par value per share, (the “Shares”) to be issued by the Company upon the consummation of the transactions contemplated by that certain Asset Purchase and Share Exchange Agreement dated October 15, 2014, as amended through the date of this letter (the “Agreement”), by and between the Company and Bayhawk Ales, Inc., a Delaware corporation (“Bayhawk”), pursuant to which the Company offered to exchange one (1) share of its common stock for each one (1) share of Bayhawk common stock tendered for exchange by the Bayhawk stockholders, pursuant to the terms set forth in the Registration Statement.

We have examined the Company’s Certificate of Incorporation, as amended to date, and the Company's Bylaws, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our examination of the foregoing documents, we have assumed (i) that the documents reviewed and relied upon in giving the opinion are true and correct copies of the original documents, and the signatures on such documents are genuine; (ii) that the representations of officers and employees are correct as to questions of fact; (iii) that the persons identified as officers are actually serving as such and that any certificates representing the securities will be properly executed by one or more such persons; (iv) that the persons executing the documents examined by counsel have the legal capacity to execute such documents; (v) that the registration statement will have been declared effective pursuant to the Securities Act prior to the issuance of the shares in connection with the share exchange; and (vi) that the Bayhawk stockholders will have tendered their shares of Bayhawk common stock pursuant to the terms set forth in the Agreement and the Registration Statement.

We are opining herein as to the effect on the subject transaction only of the Delaware General Corporation Law, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other state, federal, or foreign laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon the foregoing, it is our opinion that the shares of the Company’s common stock to be distributed to the shareholders of Bayhawk in exchange for shares of Bayhawk common stock tendered for exchange, pursuant to the terms of the Agreement as set forth in the Registration Statement, will be legally issued, fully paid, and non-assessable.

It is our understanding that this opinion is to be used only in connection with the issuance of the shares to the Bayhawk stockholders in connection with the share exchange as described in the Agreement and the Registration Statement, and only while the Registration Statement is in effect.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act (“Item 601”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601, and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Kirton McConkie

/s/ Kirton McConkie, P.C.